Exhibit 99.1
Press Release
Beazer Homes Reports Second Quarter Fiscal 2010 Results
ATLANTA, May 3, 2010 — Beazer Homes USA, Inc. (NYSE: BZH) (www.beazer.com) today announced its financial results for the fiscal quarter ended March 31, 2010. Summary results of the quarter from continuing operations are as follows:
Quarter Ended March 31, 2010
•	Income from continuing operations of $6.2 million, or $0.10 per diluted share, including non-cash pre-tax charges of $10.2 million for inventory impairments, $8.8 million impairment of our investment in an unconsolidated joint venture, offset by a $53.6 million gain related to the partial exchange of our junior subordinated notes. For the second quarter of the prior fiscal year, the Company reported a loss from continuing operations of $108.7 million, or $2.81 per share, including non-cash pre-tax charges of $42.9 million for inventory impairments and $8.3 million of unconsolidated joint venture investment impairments.

•	Total revenue: $198.2 million, compared to $186.6 million in the second quarter of the prior year.

•	Home closings from continuing operations: 852 homes, an increase year-over-year of 5.6%.

•	New orders from continuing operations: 1,673 homes, an increase year-over-year of 48.8%.

•	Cancellation rate improved to 17.6% in the second quarter compared to 26.9% in the first quarter of this year and 29.8% in the second quarter of the prior year.

•	Gross profit margin of 13.1% (18.3% without impairments and abandonments), compared to -11.9% (11.1% without impairments and abandonments) in the second quarter of the prior year.

•	During the quarter, we received a federal income tax refund of approximately $101 million. We had previously recorded a related income tax benefit of approximately $101 million in the first quarter of fiscal 2010.

•	As previously reported, on January 12, 2010, the Company closed its concurrent public offerings of 22,425,000 shares of its common stock and $57.5 million of mandatory convertible subordinated notes, and used a portion of the proceeds from the offerings to repurchase debt including our outstanding 2011 senior notes at par. Net proceeds of these transactions, after the debt repayment (including accrued interest) were approximately $24 million. In addition, on January 15, 2010, we completed a partial exchange of $75 million of our outstanding junior subordinated notes and recorded a $53.6 million gain related to this transaction during our second fiscal quarter of fiscal 2010.
As of March 31, 2010
•	Total cash and cash equivalents: $567.7 million, including restricted cash of $43.3 million.

•	Stockholders’ equity: $353.2 million not including $57.5 million of mandatory convertible subordinated notes.

•	Backlog: 1,781 homes with a sales value of $394.5 million compared to 1,278 homes with a sales value of $296.3 million as of March 31, 2009.
Ian J. McCarthy, President and Chief Executive Officer, said, “During the quarter we were able to substantially improve the Company’s balance sheet and generate improved operating results. We have been encouraged by the early signs of improvement in our business, which started in the September 2009 quarter and have continued since. We recognize both the signs of improvement and the continued risks to a broad-based housing recovery, but we expect to see gradual improvement over time and we believe we are taking the right steps to position the Company to benefit from improving conditions in the years ahead.”
Results for the Quarter Ended March 31, 2010
Homebuilding revenues from continuing operations increased 6.0% in the second quarter, due primarily to a 5.6% increase in the number of homes closed. Net new home orders from continuing operations increased 48.8% compared to the second quarter of last year, driven by a 26.8% increase in gross new orders and a reduction in the cancellation rate to 17.6%, compared to 29.8% a year ago.
Although margins improved both sequentially and as compared to the prior year, we continued to be impacted by a challenging homebuilding environment, impacting both closing volumes and pricing, and by non-cash pre-tax charges for inventory impairments and lot option abandonments of $10.2 million for the quarter ended March 31, 2010. Our gross profit margin improved to 13.1% (18.3% without impairments and abandonments) for the current quarter compared to -11.9% (11.1% without impairments and abandonments) in the second quarter of the prior year. During the quarter we received reimbursements from subcontractors related to several legacy warranty issues. These non-recurring recoveries improved gross margin by approximately 220 basis points for the current quarter.
The Company controlled 29,764 lots at March 31, 2010 (83% owned and 17% controlled under options), including 733 owned lots in discontinued operations. Total controlled lots of 29,764 reflect a reduction of 13.5% from the level at March 31, 2009 and 2.9% from the level at September 30, 2009.
As of March 31, 2010, unsold finished homes totaled 244, a decline of 35.6% from the level a year ago.
Liquidity and Liability Management Initiatives
At March 31, 2010, the Company had cash and cash equivalents of $567.7 million, including restricted cash of $43.3 million primarily to collateralize outstanding letters of credit.
As previously reported, on January 12, 2010, the Company closed its concurrent public offerings of 22,425,000 shares of its common stock and $57.5 million of mandatory convertible subordinated notes, and used a portion of the proceeds from the offerings to repurchase debt including our outstanding 2011 senior notes at par. Net proceeds of these transactions, after the debt repayment were approximately $24 million. In addition, on January 15, 2010, we completed a partial exchange of $75 million of our outstanding junior subordinated notes. We recorded a $53.6 million gain related to this transaction during our second fiscal quarter of fiscal 2010. As a result of these transactions and our fiscal year-to-date results from operations, our stockholders’ equity increased from $196.6 million as of September 30, 2009 to $353.2 million as of March 31, 2010. Our tangible net worth (stockholders’ equity less certain intangible assets as defined in our senior note indentures) also increased by $161.3 million fiscal year-to-date to $298.3 million at March 31, 2010.

Conference Call
The Company will hold a conference call on May 4, 2010, at 10:00 am ET to discuss these results. Interested parties may listen to the conference call and view the Company’s slide presentation over the internet by visiting the “Investor Relations” section of the Company’s website at www.beazer.com. To access the conference call by telephone, listeners should dial 877-601-3546 or 212-547-0388. To be admitted to the call, verbally supply the passcode “BZH”. A replay of the call will be available shortly after the conclusion of the live call. To directly access the replay, dial 866-409-7708 or 203-369-0641 and enter the passcode “3740” (available until 5:00 pm ET on May 11, 2010), or visit www.beazer.com. A replay of the webcast will be available at www.beazer.com for approximately 30 days.
Beazer Homes USA, Inc., headquartered in Atlanta, is one of the country’s ten largest single-family homebuilders with continuing operations in Arizona, California, Delaware, Florida, Georgia, Indiana, Maryland, Nevada, New Jersey, New Mexico, North Carolina, Pennsylvania, South Carolina, Tennessee, Texas, and Virginia. Beazer Homes is listed on the New York Stock Exchange under the ticker symbol “BZH.”
Forward Looking Statements
This presentation contains forward-looking statements. These forward-looking statements represent our expectations or beliefs concerning future events, and it is possible that the results described in this press release will not be achieved. These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of our control, that could cause actual results to differ materially from the results discussed in the forward-looking statements, including, among other things, (i) the final outcome of various lawsuits, as well as the results of any government proceedings and fulfillment of the obligations in the Deferred Prosecution Agreement and other settlement agreements and consent orders with governmental authorities; (ii) additional asset impairment charges or writedowns; (iii) economic changes nationally or in local markets, including changes in consumer confidence, volatility of mortgage interest rates, availability of mortgage financing and inflation; (iv) a slower economic rebound than anticipated, coupled with persistently high unemployment and additional foreclosures; (v) continued or increased downturn in the homebuilding industry; (vi) estimates related to homes to be delivered in the future (backlog) are imprecise as they are subject to various cancellation risks which cannot be fully controlled, (vii) our cost of and ability to access capital and otherwise meet our ongoing liquidity needs including the impact of any further downgrades of our credit ratings or reductions in our tangible net worth; (viii) potential inability to comply with covenants in our debt agreements or satisfy such obligations through repayment or refinancing; (ix) increased competition or delays in reacting to changing consumer preference in home design; (x) shortages of or increased prices for labor, land or raw materials used in housing production; (xi) factors affecting margins such as decreased land values underlying land option agreements, increased land development costs on projects under development or delays or difficulties in implementing initiatives to reduce production and overhead cost structure; (xii) the performance of our joint ventures and our joint venture partners; (xiii) the impact of construction defect and home warranty claims including those related to possible installation of drywall imported from China; (xiv) the cost and availability of insurance and surety bonds; (xv) delays in land development or home construction resulting from adverse weather conditions; (xvi) potential delays or increased costs in obtaining necessary governmental permits and possible penalties for failure to comply with laws, regulations and governmental policies; (xvii) effects of changes in accounting policies, standards, guidelines or principles; or (xviii) terrorist acts, acts of war and other factors over which the Company has little or no control.
Any forward-looking statement speaks only as of the date on which such statement is made, and, except as required by law, we do not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. New factors emerge from time to time and it is not possible for management to predict all such factors.

CONTACT: Beazer Homes USA, Inc.
Jeffrey S. Hoza
Vice President, Treasurer
770-829-3700
jhoza@beazer.com
-Tables Follow-

BEAZER HOMES USA, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	Three Months Ended		Six Months Ended
	March 31,		March 31,
	2010	2009	2010	2009
Total revenue	$198,185	$186,624	$416,969	$404,793
Home construction and land sales expenses	161,973	165,881	352,609	359,399
Inventory impairments and option contract abandonments	10,170	42,929	18,997	55,319

Gross profit (loss)	26,042	(22,186)	45,363	(9,925)

Selling, general and administrative expenses	44,869	66,244	90,678	120,184
Depreciation and amortization	2,747	4,336	6,171	7,974
Goodwill impairment	—	—	—	16,143

Operating loss	(21,574)	(92,766)	(51,486)	(154,226)
Equity in loss of unconsolidated joint ventures	(8,779)	(8,356)	(8,822)	(9,763)
Gain on extinguishment of debt	52,946	—	52,946	—
Other expense, net	(18,037)	(19,238)	(37,568)	(37,423)

Income (loss) from continuing operations before income taxes	4,556	(120,360)	(44,930)	(201,412)
Benefit from income taxes	(1,688)	(11,621)	(95,709)	(13,514)

Income (loss) from continuing operations	6,244	(108,739)	50,779	(187,898)
(Loss) income from discontinued operations, net of tax	(946)	(6,184)	2,518	(7,300)

Net income (loss)	$5,298	$(114,923)	$53,297	$(195,198)

Weighted average number of shares:
Basic	58,314	38,662	48,463	38,627
Diluted	69,147	38,662	56,933	38,627

Earnings (loss) per share:
Basic earnings (loss) per share from continuing operations	$0.11	$(2.81)	$1.05	$(4.86)
Basic (loss) earnings per share from discontinued operations	$(0.02)	$(0.16)	$0.05	$(0.19)
Basic earnings (loss) per share	$0.09	$(2.97)	$1.10	$(5.05)

Diluted earnings (loss) per share from continuing operations	$0.10	$(2.81)	$0.94	$(4.86)
Diluted (loss) earnings per share from discontinued operations	$(0.01)	$(0.16)	$0.05	$(0.19)
Diluted earnings (loss) per share	$0.09	$(2.97)	$0.99	$(5.05)

Interest Data:	Three Months Ended		Six Months Ended
	March 31,		March 31,
	2010	2009	2010	2009
Capitalized interest in inventory, beginning of period	$38,970	$45,431	$38,338	$45,977
Interest incurred	32,236	33,332	65,416	67,253
Capitalized interest impaired	(464)	(1,416)	(1,096)	(1,953)
Interest expense not qualified for capitalization and included as other expense	(19,565)	(21,022)	(40,097)	(42,259)
Capitalized interest amortized to house construction and land sales expenses	(10,070)	(10,859)	(21,454)	(23,552)

Capitalized interest in inventory, end of period	$41,107	$45,466	$41,107	$45,466

BEAZER HOMES USA, INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except per share amounts)

CONSOLIDATED BALANCE SHEETS	March 31,	September 30,
	2010	2009
ASSETS
Cash and cash equivalents	$524,468	$507,339
Restricted cash	43,254	49,461
Accounts receivable (net of allowance of $3,777 and $7,545, respectively)	33,644	28,405
Income tax receivable	8,763	9,922
Inventory
Owned inventory	1,269,265	1,265,441
Consolidated inventory not owned	49,025	53,015

Total inventory	1,318,290	1,318,456
Investments in unconsolidated joint ventures	21,428	30,124
Deferred tax assets	7,770	7,520
Property, plant and equipment, net	23,450	25,939
Other assets	43,903	52,244

Total assets	$2,024,970	$2,029,410

LIABILITIES AND STOCKHOLDERS’ EQUITY
Trade accounts payable	$71,499	$70,285
Other liabilities	211,139	227,315
Obligations related to consolidated inventory not owned	30,226	26,356
Senior Notes (net of discounts of $25,353 and $27,257, respectively)	1,237,552	1,362,902
Mandatory Convetible Subordinated Notes	57,500	—
Junior Subordinated Notes	46,436	103,093
Other secured notes payable	11,168	12,543
Model home financing obligations	6,297	30,361

Total liabilities	1,671,817	1,832,855

Stockholders’ equity:
Preferred stock (par value $.01 per share, 5,000,000 shares authorized, no shares issued)	—	—
Common stock (par value $0.001 per share, 80,000,000 shares authorized, 62,188,862 and 43,150,472 issued and 62,188,862 and 39,793,316 outstanding, respectively)	62	43
Paid-in capital	487,332	568,019
Accumulated deficit	(134,241)	(187,538)
Treasury stock, at cost (0 and 3,357,156 shares, respectively)	—	(183,969)

Total stockholders’ equity	353,153	196,555

Total liabilities and stockholders’ equity	$2,024,970	$2,029,410

Inventory Breakdown
Homes under construction	$299,205	$219,724
Development projects in progress	427,815	487,457
Land held for future development	410,734	417,834
Land held for sale	37,437	42,470
Capitalized interest	41,107	38,338
Model homes	52,967	59,618
Consolidated inventory not owned	49,025	53,015

	$1,318,290	$1,318,456

BEAZER HOMES USA, INC.
CONSOLIDATED OPERATING AND FINANCIAL DATA — CONTINUING OPERATIONS
(Dollars in millions)
OPERATING DATA

	Quarter Ended		Six Months Ended
	March 31,		March 31,
	2010	2009	2010	2009
SELECTED OPERATING DATA
Closings:
West region	375	339	781	778
East region	341	274	729	545
Southeast region	136	194	303	374

Total closings	852	807	1,813	1,697

New orders, net of cancellations:
West region	659	511	1,016	764
East region	701	438	975	639
Southeast region	313	175	410	254

Total new orders	1,673	1,124	2,401	1,657

Backlog units at end of period:
West region	680	513
East region	827	579
Southeast region	274	186

Total backlog units	1,781	1,278

Dollar value of backlog at end of period	$394.5	$296.3

BEAZER HOMES USA, INC.
CONSOLIDATED OPERATING AND FINANCIAL DATA — CONTINUING OPERATIONS
(Dollars in thousands)

	Quarter Ended		Six Months Ended
	March 31,		March 31,
	2010	2009	2010	2009
SUPPLEMENTAL FINANCIAL DATA
Revenues
Homebuilding operations	$197,428	$186,312	$411,352	$403,443
Land sales and other	389	—	4,869	550
Financial Services	368	312	748	800

Total revenues	$198,185	$186,624	$416,969	$404,793

Gross profit (loss)
Homebuilding operations	$24,208	(22,493)	$42,379	(10,710)
Land sales and other	1,466	(5)	2,236	(15)
Financial Services	368	312	748	800

Total gross profit (loss)	$26,042	$(22,186)	$45,363	$(9,925)

Selling, general and administrative
Homebuilding operations	$44,692	$66,001	$90,312	$119,449
Financial Services	177	243	366	735

Total selling, general and administrative	$44,869	$66,244	$90,678	$120,184

SELECTED SEGMENT INFORMATION
Revenue:
West region	$82,246	$73,683	$170,126	$177,100
East region	87,482	71,795	185,214	144,986
Southeast region	28,089	40,834	60,881	81,907
Financial services	368	312	748	800

Total revenue	$198,185	$186,624	$416,969	$404,793

Operating income (loss)
West region	$769	$(20,434)	$3,720	$(26,680)
East region	5,959	(10,413)	11,250	(13,837)
Southeast region	(6,917)	(14,724)	(7,368)	(16,669)
Financial services	190	68	380	56

Segment operating income (loss)	1	(45,503)	7,982	(57,130)
Corporate and unallocated	(21,575)	(47,263)	(59,468)	(97,096)

Total operating loss	$(21,574)	$(92,766)	$(51,486)	$(154,226)